UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________________________________
FORM 8-K
______________________________________________________

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): August 25, 2011
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2013

Shiloh Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683

(State of Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

880 Steel Drive, Valley City, Ohio 44280
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
(330) 558-2600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 21, 2013, the Board of Directors (the “Board”) of Shiloh Industries, Inc. (the “Company”) elected Ramzi Y. Hermiz, the Company's President and Chief Executive Officer, and Jean Brunol, as members of the Board, effective immediately, to fill the vacancies on the Board created by resignations of Theodore K. Zampetis and Gary A. Oatey on February 1, 2013.

Mr. Hermiz will serve with the class of directors whose term expires at the 2014 annual meeting of the Company's stockholders and Mr. Brunol will serve with the class of directors whose term expires at the 2015 annual meeting of the Company's stockholders.

Mr. Hermiz currently serves as the President and Chief Executive Officer of the Company. Prior to joining the Company in September 2012, Mr. Hermiz served as Senior Vice President, Vehicle Safety and Protection of Federal-Mogul Corporation (“Federal-Mogul”), a publicly held supplier of products and services to manufacturers and servicers in the automotive, light, medium and heavy-duty commercial, marine, rail, aerospace, power generation and industrial markets, and was a member of Federal-Mogul's Strategy Board. Mr. Hermiz served as Senior Vice President, Aftermarket Products and Services of Federal-Mogul from 2007 to 2009 and Senior Vice President of Sealing Systems of Federal-Mogul from 2005 to 2007.

Mr. Brunol currently serves as a Director of Ashok Leyland Limited, the second largest commercial vehicle manufacturer in India, and as a Director of Hinduja Foundries Limited, a leading Indian casting manufacturer. Mr. Brunol served as Senior Vice President and Strategy Board Member of Federal-Mogul Corporation from 2005 to 2012. Prior to 2005, Mr. Brunol served at Iveco, the commercial vehicle manufacturer of the Fiat Group, as Senior Vice President Product and Business Strategy, International Operations. Prior to this assignment, Mr. Brunol served as the Chief Executive Officer of SAFT, the leading worldwide high technology battery company.
Mr. Hermiz was elected as a member of the Board pursuant to the Offer Letter, dated August 23, 2012, in which the Company agreed to nominate Mr. Hermiz for election as a member of the Board. There are no arrangements or understandings between Mr. Brunol and any other person pursuant to which Mr. Brunol was elected as a director of the Company. The Company is not aware of any transactions involving Messrs. Hermiz or Brunol that are reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2013	SHILOH INDUSTRIES, INC.
	By:	/s/ Thomas M. Dugan Name:Thomas M. Dugan Title: Vice President of Finance and Treasurer